UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Convertible Note Offering

On April 2, 2024, Guess?, Inc. (the “Company”) completed its previously announced separate, privately negotiated exchange and subscription agreement (the “Exchange and Subscription Agreement”) with a holder of its 2.00% convertible senior notes due 2024 (the “2024 Notes”) pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange and Subscription Agreement, the Company exchanged approximately $14.6 million in aggregate principal amount of the 2024 Notes for approximately $12.1 million in aggregate principal amount of additional 3.75% convertible senior notes due 2028 (the “Additional 2028 Notes”) (collectively, the “Exchange Transactions”). The Additional 2028 Notes will have the same terms, constitute a single series with, and have the same CUSIP number as the currently outstanding 2028 Notes.

Convertible Note Hedge Transaction and Warrant Transaction

On March 28, 2024, the Company entered into a convertible note hedge transaction (the “Hedge Transaction”) with a financial institution (the “Option Counterparty”). The Hedge Transaction is expected to reduce the potential dilution with respect to the Company’s common stock upon conversion of the Additional 2028 Notes or offset any cash payment the Company is required to make in excess of the principal amount of converted Additional 2028 Notes.

The Hedge Transaction includes call options covering, subject to anti-dilution adjustments substantially similar to those applicable to the Additional 2028 Notes, approximately 0.5 million shares of the Company’s common stock, which is equal to the number of shares of the Company’s common stock that will initially underlie the Additional 2028 Notes. Separately, the Company also entered into a privately negotiated warrant transaction (the “Warrant Transaction”) with the Option Counterparty relating to, subject to anti-dilution adjustments, approximately 0.5 million shares of the Company’s common stock, with a strike price of approximately $41.37 per share. Such Warrant Transaction may have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of its common stock exceeds the strike price of the warrants. The Hedge Transaction and Warrant Transaction are separate transactions, entered into by the Company with the Option Counterparty, and are not part of the terms of the Additional 2028 Notes. Holders of the Additional 2028 Notes will not have any rights with respect to the Hedge Transaction or Warrant Transaction.

The Option Counterparty or its respective affiliates may enter into or unwind various over-the-counter derivatives and/or purchase or sell the Company’s common stock in open market and/or privately negotiated transactions prior to maturity of the Additional 2028 Notes, and are likely to do so during any observation period for the settlement of conversions of Additional 2028 Notes. This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Additional 2028 Notes, which could affect the ability to convert the Additional 2028 Notes, and, to the extent the activity occurs during any observation period related to a conversion of Additional 2028 Notes, it could affect the number of shares and value of the consideration that will be received upon conversion of the Additional 2028 Notes.

The foregoing description of the Hedge Transaction and the Warrant Transaction does not purport to be complete and is qualified in its entirety by reference to the forms of the Call Option Confirmation and the Warrant Confirmation executed by the Company and the Option Counterparty on March 28, 2024, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Asset-Based Revolving Credit Facility Amendment

On April 2, 2024, the Company and certain of its subsidiaries amended (such amendment, “Amendment No. 4”) their amended and restated senior secured asset-based revolving credit facility with Bank of America, N.A., as agent and a lender and the other lenders party thereto in connection with its previously announced acquisition of lifestyle apparel and accessories brand rag & bone in collaboration with global brand management firm WHP Global as referred to in Item 7.01 below. Amendment No. 4, among other things, provides for a $50,000,000 increase in borrowing capacity under the credit facility through utilization of the credit facility’s accordion feature, such that total borrowing capacity thereunder is up to $200,000,000, subject to a borrowing base. Amendment No. 4 also replaced the Canadian BA Rate as the benchmark interest rate for loans to Canadian borrowers with Term CORRA and made certain other changes to the credit facility related to the rag & bone acquisition. The foregoing is intended only to be a summary of Amendment No. 4 and is qualified in its entirety by Amendment No. 4, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.   Unregistered Sales of Equity Securities.

The Additional 2028 Notes were sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Additional 2028 Notes or any common stock issuable upon conversion of the Additional 2028 Notes. Any shares of common stock that may be issued upon conversion of the Additional 2028 Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. The Additional 2028 Notes are initially convertible into a maximum of 644,595 shares of common stock, based on the initial maximum conversion rate of 52.6315 shares of common stock per $1,000 principal amount of the Additional 2028 Notes (which includes Additional Shares, if any, issuable in connection with a Make-Whole Fundamental Change), which is subject to customary anti-dilution adjustment provisions. The warrants were sold to the Option Counterparty in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. The warrants are exercisable with respect to a maximum of 991,684 shares of common stock. Additional information pertaining to the Additional 2028 Notes, the shares of common stock issuable upon conversion of the Additional 2028 Notes and the warrants is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

On April 3, 2024, the Company issued a press release announcing the completion of its previously announced acquisition of lifestyle apparel and accessories brand rag & bone in collaboration with global brand management firm WHP Global. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 of Form 8-K is being furnished hereby and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Call Option Confirmation between the Company and the Option Counterparty.

10.2	Form of Warrant Confirmation between the Company and the Option Counterparty.

10.3

Amendment Number Four to Amended & Restated Loan, Guaranty and Security Agreement, dated as of December 20, 2022, by and among Guess?, Inc., Guess? Retail, Inc., Guess.com, Inc., Guess? Canada Corporation, the guarantors party thereto, Bank of America, N.A., as agent for the lenders, and each of the lenders party thereto.

99.1	Press release of Guess?, Inc. dated April 3, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUESS?, INC.

Dated: April 3, 2024	By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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